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                                                          [ARTHURANDERSEN LOGO]




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the S-8 registration statement, dated May 21, 2001, to issue 700,000 shares of common stock of Rural/Metro Corporation (the Company) for the Company's employee stock purchase plan, of our report dated September 20, 2000, included in the Company's Form 10-K/A for the year ended June 30, 2000 and to all references to our firm included in this registration statement.


                                                         /s/ Arthur Andersen LLP


Phoenix, Arizona
May 21, 2001